Exhibit 99.4

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proposals — The Board recommends voting FOR Proposals 1, 2, and 4 and FOR election of the director nominees identified in Proposal 3.

	For	Against	Abstain	For	Against	Abstain	+
1. To adopt and approve the July 28, 2016 Agreement and Plan of Reorganization and approve the transactions contemplated thereby	☐	☐	☐

2.   To adjourn the 2016 Annual Meeting if adjournment is necessary to allow solicitation of additional proxies if there are insufficient votes to adopt and approve the Agreement and Plan of Reorganization

				☐	☐	☐

3.	To elect twelve directors to serve until the earlier of (i) completion of the Merger or (ii) Liberty Bank, N.A.’s 2017 Annual Meeting and until their successors are elected and qualified:

	For	Withhold		For	Withhold		For	Withhold
01 - Thomas W. Bevan	☐	☐	02 - Michael A. Carlin	☐	☐	03 - Joseph E. Cirigliano	☐	☐

04 - Dominic M. D’Amore, Jr.	☐	☐	05 - Richard C. Ebner	☐	☐	06 - Donald A. Latore	☐	☐

07 - Joseph D. Miceli	☐	☐	08 - James Mirgliotta	☐	☐	09 - Ralph R. Razinger	☐	☐

10 - Thomas A. Reitan	☐	☐	11 - Daniel D. Smith	☐	☐	12 - William A. Valerian	☐	☐

	For	Against	Abstain
4. To ratify the appointment of Maloney + Novotny LLC as independent public accountants for the fiscal year ending December 31, 2016.	☐	☐	☐

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

(Please sign exactly as your name appears on this card. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, guardian, or in another representative capacity, please give your full title. If a corporation, please sign in full corporate name by the President or other duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person)

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

02H15A

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — LIBERTY BANK, N.A.	+

PROXY SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

LIBERTY BANK, N.A.

This proxy is solicited by the Board of Directors of Liberty Bank, N.A. The undersigned stockholder of Liberty Bank, N.A. hereby constitutes and appoints Dominic M. D’Amore, Jr. and Daniel D. Smith, and each of them, with full power of substitution, as proxies to represent the undersigned at the 2016 Annual Meeting of Stockholders of Liberty Bank, N.A. to be held at Corporate College East located at 4400 Richmond Road, Warrensville Heights, Ohio 44128 on Thursday, December 22, 2016 and any adjournments and postponements thereof (the “2016 Annual Meeting”), and to vote the shares of common stock of Liberty Bank, N.A. the undersigned would be entitled to vote upon all matters referred to herein as directed below and in their discretion upon any other matters that properly come before the 2016 Annual Meeting.

The shares represented by this proxy will be voted as specified. Unless specified to the contrary, all shares of the undersigned will be voted FOR adoption and approval of the July 28, 2016 Agreement and Plan of Reorganization and the transactions contemplated thereby, FOR adjournment of the 2016 Annual Meeting, if adjournment is necessary to allow solicitation of additional proxies, FOR election of the twelve identified director nominees, and FOR ratification of the appointment of Maloney + Novotny LLC as independent public accountants. If any other business is properly presented at the meeting, this proxy will be voted by those named herein in accordance with their best judgment. The board knows of no other business to be presented at the 2016 Annual Meeting.

The undersigned acknowledges receipt before execution of this proxy of Liberty Bank, N.A.’s Notice of the 2016 Annual Meeting, and the Joint Proxy Statement / Prospectus of Middlefield Banc Corp. and Liberty Bank, N.A.

Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

■	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A, B AND C ON BOTH SIDES OF THIS CARD.	+